Exhibit 5.1

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida  33772

(727) 471-0444 Telephone

(727) 471-0447 Facsimile

www.huntlawgrp.com

Reply to:

cjh@huntlawgrp.com

December 28, 2010

Robert Tatar, President

First Titan Corp.

6846 Tailfeather Way

Bradenton, FL 34204

Re:	Opinion of Counsel for Registration Statement on Form S-1 under the Securities Act of 1933 (the “Registration Statement”) of First Titan Corp., a Florida corporation

Dear Mr. Tatar:

The Law Office of Clifford J. Hunt, P.A., (the “Firm”) has acted as special counsel for First Titan Corp., a Florida corporation (the “Company”), for the limited purpose of rendering this opinion in connection with the registration (pursuant to the “Registration Statement”) of 3,000,000 shares (the “Shares”) of common stock (par value $0.001), at the price of $0.0125 per share, being offered by the Company.

In our capacity as special counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:

1.	Articles of Incorporation;
2.	Bylaws;
3.	Resolutions of the Board of Directors authorizing the issuance of the Shares;
4.	Certifications of the President of the Company; and
5.	Such other documents, instruments and records, if any, as we have deemed relevant and necessary for the purpose of rendering this opinion.

Robert Tatar, Pres.

Re:  First Titan Corp.

December 28, 2010

In rendering this opinion, we have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its sole officer and director as set forth in the aforementioned documents as to factual matters; and (ii) certifications and assurances from the sole officer and director of the Company as we have deemed necessary for purposes of expressing the opinions set forth herein.  We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officer and director in the aforementioned documents and have relied upon such information and representations as being accurate and complete in expressing our opinion.

This opinion letter is limited to the matters set forth herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We do not express any opinion as to the laws of any other jurisdiction other than the Business Corporation Act of the State of Florida, all applicable provisions of the State of Florida Constitution and all reported judicial decisions interpreting those laws as well as United States federal securities law. This opinion is limited to the aforementioned laws, including the rules and regulations promulgated thereunder, as in effect on the date hereof. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for as contemplated by the Registration Statement, they will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm under the caption “Interest of Named Experts and Counsel” in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/:  Clifford J. Hunt

Clifford J. Hunt, Esquire